Exhibit 99.1

PAINCARE HOLDINGS REPORTS FIRST QUARTER 2006 RESULTS

     Revenues Increase 64% to $23.3 Million for Q1 2006 Compared to Q1 2005
Company Records $11.9 Million in Net Income; and $3.1 Million in Non-GAAP Net Income
Teleconference and Webcast Scheduled for this Afternoon at 4:15 PM Eastern

Orlando, FL – (PR NEWSWIRE) – June 21, 2006 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today announced results for the three months ended March 31, 2006.

Financial Highlights for the Three Months Ended March 31, 2006 Compared to the Three Months Ended March 31, 2005 (Restated):

•	Revenues climbed 64% to $23.3 million, up from $14.2 million.

•	Organic revenue growth at those practices owned and/or managed by PainCare for at least one year grew 7.6%.

•	On a GAAP basis, net income increased to $11.9 million, rising from a net loss of $27.8 million.

•	GAAP earnings per fully diluted common share rose to $0.17 from a GAAP loss per fully diluted common share of $0.63.

•	Non-GAAP net income increased to $3.1 million, up 41% from Non-GAAP net income of $2.2 million.

•	Non-GAAP diluted earnings per common share increased to $0.05 from non-GAAP diluted earnings per common share of $0.04.

•	Cash flow from operations, excluding income taxes, totaled $2.0 million for the current reporting period.

•	As of March 31, 2006, the Company had approximately $9 million in cash, approximately $25 million in receivables, and approximately $125 million in total stockholders’ equity.

Randy Lubinsky, Chief Executive Officer of PainCare, stated, “With the reporting of our first quarter 2006 results, we are current in our financial reporting obligations and believe we’ve made significant progress in resolving all of the financial restatement issues we’ve had to contend with for the past several months. As a consequence, our management team is now free to return its focus to regaining growth momentum. We are very pleased with PainCare’s strong financial and operational performance in the first quarter and intend to forge ahead.”

“Solid execution drove another outstanding quarter of double digit revenue growth in the first quarter," added Mark Szporka, Chief Financial Officer of PainCare. “These results reflect the overall strength of our business which has endured and prospered despite the many corporate challenges we’ve had to overcome. Moreover, with the filing of our 10-Q early next week, we expect to fully satisfy our compliance plan, and return to good standing with the American Stock Exchange."

PainCare will host a teleconference today beginning at 4:15 PM Eastern, and invites all interested parties to join management in a discussion regarding the Company’s first quarter financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-240-7305 or via the Internet at www.paincareholdings.com. For those unable to participate at that time, a replay of the web cast will be available for 90 days on www.paincareholdings.com.

To supplement PainCare’s consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), PainCare provides non-GAAP net income (loss) and non-GAAP net income (loss) per share data. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

PainCare’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain charges, gains and tax effects that may not be indicative of our core business operating results. PainCare believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing PainCare’s performance. We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Non-GAAP measures are reconciled to comparable GAAP measures in the table entitled "Reconciliation of GAAP to Non-GAAP Results" following the text of this press release.

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices and ambulatory surgery centers, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its majority-owned subsidiary, Amphora, the Company is also engaged in providing advanced Intraoperative Monitoring (IOM) and interpretation services to hospitals and surgeons; and through its wholly owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services. For more information on PainCare Holdings, please visit www.paincareholdings.com.

FINANCIAL CHARTS TO FOLLOW

PAINCARE HOLDINGS, INC.
Consolidated Statements of Operations
For the Three Months Ended March 31, 2006 and 2005

	For the Three Months Ended March 31,

	2006	2005
	(Unaudited)	(Unaudited)
Revenues:
Pain management	$ 13,200,000	$ 9,261,065
Surgeries	1,900,000	1,403,803
Ancillary services	8,200,000	3,571,872
Total revenues	23,300,000	14,236,740

Cost of revenues	4,700,000	2,581,223
Gross profit	18,600,000	11,655,517

General and administrative expense	12,600,000	7,195,508
Compensation expense-variable stock options	-	18,138,790
Amortization expense	500,000	247,768
Depreciation expense	600,000	264,351
Operating income (loss)	4,900,000	(14,190,900)

Interest expense	(1,900,000)	(898,920)
Derivative benefit (expense)	10,400,000	(18,238,898)
Other income	100,000	29,021
Income (loss) before income taxes	13,500,000	(33,299,697)

Provision (benefit) for income taxes	1,200,000	(5,536,065)
Income (loss) before minority interests	12,300,000	(27,763,632)

Minority interests in net earnings of consolidated
subsidiaries	400,000	-

Net income (loss)	$ 11,900,000	$ (27,763,632)

Basic income (loss) per common share	$ 0.19	$ (0.63)

Basic weighted average common shares outstanding	61,598,932	44,412,972

Diluted income (loss) per common share	$ 0.17	$ (0.63)

Diluted weighted average common shares outstanding	71,654,327	44,412,972

Reconciliation of GAAP Net Income to Non-GAAP Net Income

	Three Months Ended
	March 31, 2006	March 31, 2005
Non-GAAP Net Income
Reported net income (GAAP basis)	11,900,000	(27,763,632)
Equity-based compensation expense (1)	300,000	18,138,790
Derivative expense (benefit) (2)	(10,400,000)	18,238,898
Amortization of debt discount (3)	800,000	470,841
Non-recurring expenses (4)	1,100,000	-
Income tax effect of non-GAAP adjustments (5)	(600,000)	(6,930,065)
Non-GAAP net income	3,100,000	2,154,832
Non-GAAP Net Income Per Diluted Share
Impact of assumed conversions interest expense, net of tax	100,000	189,569
Non-GAAP net income available to common shareholders plus assumed conversions	3,200,000	2,344,401
Non-GAAP net income per diluted share	$0.05	$0.04
Shares used in diluted shares calculation	71,654,327	55,721,221

1. During the quarter ended March 31, 2005 the Company recorded non-cash compensation expense using the intrinsic value method for the variable option plan. During the quarter ended March 31, 2006 the Company recorded non-cash compensation expense using FAS 123R, as required by GAAP.

2. The derivative expense (benefit) is associated with the convertible debentures and reflects the non-cash fair value adjustments of the host instrument and the embedded conversion feature using FAS 133 and EITF 00-19.

3. Amortization of debt discount reflects the non-cash amount of interest expense associated with the convertible debentures under FAS 133 and EITF 00-19.

4. Non-recurring expenses includes certain audit, consulting, and legal fees incurred as a result of the financial restatement and class action lawsuits. Additionally, the initial non-recurring Sarbanes-Oxley implementation fees are excluded.

5. The tax rate applied is 40%. The derivative benefit (expense) and associated interest is treated as a permanent difference for tax purposes and is excluded in the tax calculation.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

     FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy, Elite Financial Communications Group, LLC
at 407.585.1080 or via email at prz@efcg.net